UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 15, 2013

OCERA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35119	63-1192270
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12651 High Bluff Drive, Suite 230 San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 436-3900

Tranzyme, Inc.

5001 South Miami Boulevard, Suite 300

Durham, NC 27703

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 15, 2013, Tranzyme, Inc., a Delaware corporation (“Tranzyme” or the “Company”), completed its business combination with Ocera Therapeutics, Inc., a privately held Delaware corporation developing novel therapeutics for liver diseases (“Ocera”), in accordance with the terms of an Agreement and Plan of Merger and Reorganization, dated as of April 23, 2013, (the “Merger Agreement”) by and among  Ocera, the Company and Terrapin Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Tranzyme (the “Merger Subsidiary”).  On July 15, 2013, pursuant to the Merger Agreement, Merger Subsidiary merged with and into Ocera, with Ocera surviving the merger and becoming a wholly owned subsidiary of Tranzyme (the “Merger”), and Tranzyme changed its name to Ocera Therapeutics, Inc.

As a result of the Merger and after giving effect to a 12-to-1 reverse stock split, each outstanding share of Ocera’s common stock (including shares of Ocera common stock to be issued on conversion of the convertible notes and preferred stock that Ocera has outstanding) automatically converted into the right to receive approximately 0.11969414 shares of Tranzyme’s common stock, par value $0.00001 per share (the “Common Stock”).  At the effective time of the merger, each outstanding option, whether or not vested, to purchase Ocera common stock and warrant to purchase Ocera common stock or Ocera preferred stock unexercised prior to the effective time of the Merger was converted into an option or warrant to purchase Tranzyme Common Stock. All rights with respect to each Ocera option or warrant was assumed by Tranzyme in accordance with its terms. The number of shares of Tranzyme Common Stock subject to each outstanding Ocera option or warrant assumed by Tranzyme was determined by multiplying the number of shares of Ocera common stock, or in the case of each warrant, the number of shares of Ocera common stock or the number of shares of Ocera common stock issuable upon conversion of the shares of Ocera preferred stock issuable upon exercise of the warrant, that were subject to such option or warrant, as applicable, by the exchange ratio noted above and rounding the resulting number down to the nearest whole number of shares of Tranzyme Common Stock. The per share exercise price for the Tranzyme Common Stock issuable upon exercise of each Ocera option or warrant assumed by Tranzyme was determined by dividing the per share exercise price of Ocera common stock, or in the case of each warrant, the per share exercise price of Ocera common stock or preferred stock, subject to such option or warrant, as applicable, by the exchange ratio noted above and rounding the resulting exercise price up to the nearest whole cent.

Following the closing of the Merger, former Ocera stockholders owned approximately 71%, and former Tranzyme stockholders owned approximately 29%, of the combined company’s Common Stock, after giving effect to shares issuable pursuant to Ocera’s and Tranzyme’s outstanding options and warrants immediately prior to the effective time of the Merger.  The issuance of the shares of Tranzyme’s Common Stock to the former stockholders of Ocera in connection with the Merger and related transactions was approved by Tranzyme’s stockholders at a special meeting held on July 15, 2013.  As previously disclosed, Ocera’s stockholders adopted the Merger Agreement on April 23, 2013.

On July 15, 2013, Tranzyme issued a press release announcing the consummation of the Merger and related transactions. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which was previously filed as Exhibit 2.1 to the Form 8-K filed by Tranzyme with the SEC on April 29, 2013, and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

Pursuant to the Merger, Tranzyme issued shares of its Common Stock. The number of shares issued, the nature of the transaction and the nature and amount of consideration received by Tranzyme are described in Item 2.01 of this Form 8-K, which is incorporated by reference into this Item 3.02.

On April 23, 2013, concurrently with the execution of the Merger Agreement, Tranzyme entered into a Securities Purchase Agreement (the “Financing Agreement”) with certain existing Ocera stockholders. Pursuant to the Financing Agreement, promptly after the consummation of the Merger, Tranzyme sold approximately $20 million in shares of Common Stock (the “Financing”) to these existing Ocera stockholders at a per share purchase price of $6.0264, representing  the volume weighted average closing price for Tranzyme’s Common Stock for the 10 trading days ending the day prior to the closing of the Merger.  The issuance of Common Stock in connection with the Financing was approved at the special meeting of Tranzyme’s stockholders held on July 15, 2013.  Subsequently, the Financing was consummated on July 15, 2013 pursuant to a private placement exempt from registration under Section 4(2) and Regulation D under the Securities Act of 1933, as amended, and the rules promulgated thereunder. Concurrently with the execution of the Financing Agreement, Tranzyme entered into a Registration Rights Agreement (the “Registration Rights Agreement”) that granted customary registration rights to the participants in the Financing. Tranzyme intends to use the proceeds from the Financing to help fund a Phase IIb clinical trial for Ocera’s OCR-002 product candidate, for working capital and general corporate purposes.

The foregoing description of the Financing Agreement and the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the Financing Agreement and the Registration Rights Agreement, which were previously filed as Exhibit 10.1 and Exhibit 10.2, respectively, to the Form 8-K filed by Tranzyme with the SEC on April 29, 2013, and are incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

On July 15, 2013, Tranzyme adopted a new form of stock certificate representing its common stock on and after the effective time of the Merger to reflect the name change and updated signatories. The form of stock certificate is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

Reference is made to Item 2.01 of this Current Report on Form 8-K, which is incorporated into this Item 5.01 by reference.

In connection with the Merger, Dr. Vipin K. Garg, Tranzyme’s President and Chief Executive Officer was terminated without cause effective as of July 15, 2013. In addition, Rhonda L. Stanley will cease being Tranzyme’s Principal Financial Officer but will continue in her role as Principal Accounting Officer.

The board of directors of Tranzyme elected each of the following executive officers to serve, as of the effective time of the Merger, as executive officers of Ocera:

Name of Officer	Office Held
Linda S. Grais, M.D.	President and Chief Executive Officer
Franck S. Rousseau, M.D.	Chief Medical and Development Officer

Dana S. McGowan	Chief Financial Officer and Secretary
David S. Moore	Chief Business Officer

Effective as of the effective time of the Merger, John H. Johnson, George B. Abercrombie, Vipin K. Garg, Ph.D. and Alex Zisson resigned from Tranzyme’s board of directors and Nina Kjellson, Linda S. Grais, M.D., Michael F. Powell, Ph.D., Pratik Shah, Ph.D., Eckard Weber, M.D. and Lars Ekman, M.D. Ph.D. were elected to Ocera’s board of directors by Tranzyme’s board of directors.  Accordingly, at and immediately after the effective time of the Merger, the directors serving on the board of directors of Tranzyme are Jean-Paul Castaigne, M.D., Lars G. Ekman, M.D., Ph.D., Linda S. Grais, M.D., Nina Kjellson, Michael F. Powell, Ph.D., Franck S. Rousseau, M.D., Pratik Shah, Ph.D., Anne M. VanLent and Eckard Weber, M.D.  Nina Kjellson, Linda S. Grais, M.D., Michael F. Powell, Ph.D., Pratik Shah, Ph.D., Eckard Weber, M.D. and Lars Ekman, M.D. Ph.D. served as directors of Ocera prior to the closing of the Merger.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information regarding the resignations from Tranzyme’s board of directors, the termination without cause of Dr. Vipin K. Garg, Rhonda L. Stanley ceasing to be Tranzyme’s Principal Financial Officer and the election of Ocera’s new directors and executive officers included in Item 5.01 above is incorporated herein by reference.  The resignation of directors from Tranzyme’s board of directors was not due to a disagreement with Tranzyme on any mater relating to its operations, policies or practices.  At the time of their resignation, John H. Johnson served on the nominating and governance committee, Alex Zisson served on the compensation committee and audit committee and George B. Abercrombie served on the audit committee.

Biographical information regarding each of the newly-appointed directors and executive officers is included in Tranzyme’s Proxy Statement on Schedule 14A (the “Proxy”), which was filed with the SEC on June 10, 2013, and is incorporated herein by reference.

Descriptions of the material terms of the agreements and compensation arrangements with each executive officer are included in the Proxy and are incorporated herein by reference.

Effective as of the effective time of the Merger, Anne M. VanLent, Jean-Paul Castaigne, M.D. and Pratik Shah, Ph.D. were appointed to the audit committee of the board of directors, Eckard Weber, M.D., Jean-Paul Castaigne, M.D. and Pratik Shah, Ph.D. were appointed to the compensation committee, and Anne M. VanLent,  Nina Kjellson and Michael F. Powell, Ph.D. were appointed to the nominating and governance committee.  Ms. VanLent was appointed the chairperson of the audit committee and nominating and governance committee and Dr. Weber was appointed the chairman of the compensation committee.  Nina Kjellson, Michael F. Powell, Ph.D., Pratik Shah, Ph.D., Eckard Weber, M.D., Lars Ekman, M.D., Ph.D., Jean-Paul Castaigne and Anne M. VanLent were determined to be independent.

Item 5.03. Amendments to Charter and Bylaws.

On April 23, 2013, the board of directors of Tranzyme approved a reverse stock split of the issued shares of Tranzyme’s Common Stock.  On July 10, 2013, Tranzyme’s board of directors approved an amendment to the Company’s certificate of incorporation to effect a reverse stock split of the issued shares of Tranzyme’s Common Stock (the “Reverse Stock Split Amendment”) at a ratio to be determined by the board of directors of Tranzyme. On July 15, 2013, the Reverse Stock Split Amendment

was approved at the special meeting of Tranzyme’s stockholders, the ratio of the reverse stock split was determined by Tranzyme’s board of directors and the Reverse Stock Split Amendment was effectuated.  Upon the effectiveness of the Reverse Stock Split Amendment (the “Split Effective Time”), the issued shares of Tranzyme’s Common Stock immediately prior to the Split Effective Time were reclassified into a smaller number of shares, such that a Tranzyme stockholder now owns one new share of common stock for each twelve (12) shares of issued Common Stock held by that stockholder immediately prior to the Split Effective Time. The Reverse Stock Split Amendment became effective immediately prior to the effective time of the Merger.

On April 23, 2013, the board of directors of Tranzyme approved an amendment to the Company’s certificate of incorporation to change the name of the corporation from “Tranzyme, Inc.” to “Ocera Therapeutics, Inc.” upon the consummation of the Merger (the “Name Change Amendment”). The Name Change Amendment was approved at the special meeting of Tranzyme’s stockholders held on July 15, 2013 and became effective on July 15, 2013 following the consummation of the Merger.

The foregoing description of the Reverse Stock Split Amendment and the Name Change Amendment is not complete and is qualified in its entirety by reference to the documents attached hereto as Exhibits 3.1 and 3.2, respectively, which are incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 15, 2013, the Company held a special meeting of its stockholders at which the following items were voted on.

(1)  Approval of the issuance of Tranzyme’s Common Stock pursuant to the Merger Agreement.

Votes	Votes	Number of	Number of
Cast For	Cast Against	Abstentions	Broker Non-Votes

19,150,424	673,636	4,000	4,564,465

(2)  Approval of the issuance of approximately $20.0 million in shares of Tranzyme’s Common Stock to existing investors in Ocera in connection with the Financing.

Votes	Votes	Number of	Number of
Cast For	Cast Against	Abstentions	Broker Non-Votes

19,090,601	736,459	1,000	4,564,465

(3)  Approval of amendments to Tranzyme’s certificate of incorporation to effect a reverse stock split of Tranzyme’s Common Stock and related matters.

Votes	Votes	Number of
Cast For	Cast Against	Abstentions

22,591,490	1,797,635	3,400

(4)  Approval of an amendment to Tranzyme’s certificate of incorporation to change the name of Tranzyme to “Ocera Therapeutics, Inc.”

Votes	Votes	Number of
Cast For	Cast Against	Abstentions

23,150,810	1,225,120	16,595

(5) Approval of a proposal to adjourn the special meeting to a later date, if necessary, to solicit additional proxies if there were not enough votes to approve the proposals set forth in (1) through (4) above.

Votes	Votes	Number of	Number of
Cast For	Cast Against	Abstentions	Broker Non-Votes

18,994,763	816,437	16,860	4,564,465

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements required by this Item 9.01 (a) will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information.

The pro forma financial information required by this Item 9.01 (b) will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description

3.1	Amendment to the Registrant’s Certificate of Incorporation, effecting a 12-to-1 reverse stock split of Tranzyme, Inc.’s Common Stock.

3.2	Amendment to the Registrant’s Certificate of Incorporation, changing the name of the corporation from Tranzyme, Inc. to Ocera Therapeutics, Inc.

4.1	Form of the Registrant’s Stock Certificate.

99.1	Press Release issued by the Registrant on July 15, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2013	Ocera Therapeutics, Inc.

	By:	/s/ Linda S. Grais, M.D.
Linda S. Grais, M.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment to the Registrant’s Certificate of Incorporation, effecting a 12-to-1 reverse stock split of Tranzyme, Inc.’s Common Stock.

3.2	Amendment to the Registrant’s Certificate of Incorporation, changing the name of the corporation from Tranzyme, Inc. to Ocera Therapeutics, Inc.

4.1	Form of the Registrant’s Stock Certificate.

99.1	Press Release issued by Tranzyme, Inc. on July 15, 2013.